Exhibit 99.1
For Immediate Release	Contact: Frank Paci
June 17, 2010	(919) 774-6700

The Pantry to Present at the William Blair & Company 30th Annual Growth Stock Conference

Cary, N.C., Jun 11, 2010 -- The Pantry, Inc. (Nasdaq:PTRY), the leading independently operated convenience store chain in the southeastern U.S., today announced that Company management will present at the William Blair & Company 30th Annual Growth Stock Conference in Chicago.

The session featuring Terrance M. Marks, President and Chief Executive Officer, and Frank G. Paci, Executive Vice President and Chief Financial Officer of The Pantry, is scheduled for 9:40 a.m. EDT on Thursday, June 17, 2010. A live audio webcast will be accessible through the Investors section of the Company’s web site at www.thepantry.com, and a replay will be available for 30 days after the conference.

About The Pantry

Headquartered in Cary, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. As of June 10, 2010, the Company operated 1,642 stores in eleven states under select banners, including Kangaroo Express(R), its primary operating banner. The Pantry's stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.